    As filed with the Securities and Exchange Commission on December 15, 1999


                                                      Registration No. 333-65953
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------


                       POST-EFFECTIVE AMENDMENT NO. 2 ON
                              FORM S-3 TO FORM S-1
                               ON FORM S-3 UNDER
                           THE SECURITIES ACT OF 1933


                              --------------------

                 ANCHOR NATIONAL LIFE INSURANCE COMPANY
           (Exact name of registrant as specified in its charter)

California                            6311                      86-0198983
(State or other                 (Primary Standard            (I.R.S. Employer
jurisdiction of              Industrial Classification      Identification No.)
incorporation or Number)           organization)

                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)


                            Susan L. Harris, Esquire
                     Anchor National Life Insurance Company
                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
(Name, address, including zip code, and telephone number, including area code of agent for service)
                             ----------------------


     Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

================================================================================

                           [POLARIS(II) A-CLASS LOGO]
                                    PROFILE

                                October 18, 1999


Incorporated herein by reference to Post-Effective Amendment No. 1 under Securities Act of 1933 (the 33 Act) to Registration Statement file No. 333-65953 filed on Form S-3 on October 8, 1999.

                           [POLARIS(II) A-CLASS LOGO]

                                   PROSPECTUS

                                OCTOBER 18, 1999


Incorporated herein by reference to Post-Effective Amendment No. 1 under Securities Act of 1933 (the 33 Act) to Registration Statement file No. 333-65953 filed on Form S-3 on October 8, 1999.

                                     PART II
                                     -------

               Information Not Required in Prospectus


Item 14.       Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

               SEC registration fee .................... $          5,660
               Printing and engraving ..................           25,000
               Legal fees and expenses .................           10,000
               Rating agency fees ......................            7,500
               Miscellaneous ...........................           10,000
                                                          ---------------
                   Total ............................... $         58,160
                                                           ==============

Item 15.       Indemnification of Directors and Officers.

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.

Item 16.       Exhibits and Financial Statement Schedules.


               Exhibit No.          Description
               -----------          -----------
               (1)           Form of Underwriting Agreement*
               (2)           Plan of Acquisition, Reorganization,
                             Arrangement, Liquidation or Succession**
               (3)           (a)    Articles of Incorporation****
                             (b)    By-Laws****
               (5)           Opinion of Counsel re: Legality*** (included on
                             Exhibit 23(b))
               (6)           Opinion re Discount on Capital Shares**
               (7)           Opinion re Liquidation Preference**
               (8)           Opinion re Tax Matters**
               (9)           Voting Trust Agreement**
               (10)          Material Contracts**
               (11)          Statement re Computation of Per Share
                             Earnings**
               (12)          Statement re Computation of Ratios**
               (14)          Material Foreign Patents**
               (15)          Letter re Unaudited Financial Information**
               (16)          Letter re Change in Certifying Accountant**
               (21)          Subsidiaries of Registrant***
               (23)          (a)    Consent of Independent Accountants*****
                             (b)    Consent of Attorney***
               (24)          Powers of Attorney*****
               (25)          Statement of Eligibility of Trustee**
               (26)          Invitation for Competitive Bids**
               (27)          Financial Data Schedule*
               (28)          Information Reports Furnished to State
                             Insurance Regulatory Authority**
               (29)          Other Exhibits**


                                    *       Filed February 16, 1999,
                                            Pre-Effective Amendment No. 1 to
                                            this Registration Statement
                                    **      Not Applicable
                                    ***     Filed August 27, 1999, Pre-Effective
                                            Amendment No. 2 to this Registration
                                            Statement
                                    ****    Filed October 21, 1998, Initial
                                            Registration Statement to this
                                            Registration Statement
                                    *****   Filed Herewith

Item 17.       Undertakings.

                The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 14th day of December, 1999.


                             By: ANCHOR NATIONAL LIFE INSURANCE COMPANY



                             By:    /s/ JAY S. WINTROB
                                ---------------------------------------
                                    Jay S. Wintrob
                                    Executive Vice President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                      TITLE                        DATE
        ---------                      -----                        ----

ELI BROAD*                   President, Chief Executive
----------------               Officer, & Chairman of
Eli Broad                            Board
                           (Principal Executive Officer)


SCOTT L. ROBINSON*           Senior Vice President &
----------------                   Director
Scott L. Robinson         (Principal Financial Officer)


N. SCOTT GILLIS*             Senior Vice President &
----------------                  Controller
N. Scott Gillis           (Principal Accounting Officer)


JAMES R. BELARDI*                   Director
----------------
James R. Belardi


JANA W. GREER*                      Director
----------------
Jana W. Greer


JAY S. WINTROB*                     Director
----------------
Jay S. Wintrob


/s/ SUSAN L. HARRIS                 Director                December 14, 1999
-------------------
Susan L. Harris


PETER McMILLAN*                     Director
----------------
Peter McMillan


MARC H. GAMSIN*                     Director
------------------
Marc H. Gamsin


  *By:  /s/ SUSAN L. HARRIS         Attorney-in-Fact
        -----------------------
        Susan L. Harris



        Date: December 14, 1999

                                  EXHIBIT INDEX



Number                       Description
------                       -----------

Exhibit 23(a)       Consent of Independent Accountants

Exhibit 24          Power of Attorney